UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

THE ZWEIG TOTAL RETURN FUND, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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YOUR ASSISTANCE IS GREATLY NEEDED

May 11, 2010

Dear Valued Shareholder:

The May 11th annual meeting of shareholders of The Zweig Total Return Fund, Inc. has been adjourned to provide shareholders who have not yet cast their proxy vote for Proposal 2 (the “Charter Amendment Proposal”) with additional time to do so. It is critical to the business of your fund that we receive your proxy voting instructions before the adjourned meeting resumes on June 2, 2010 at 10:00 A.M. at the offices of Willkie Farr & Gallagher LLP, located at 787 Seventh Avenue (between 51st and 52nd Streets), 34th Floor, New York, New York 10019.

The Board of Directors has unanimously recommended a “FOR” vote on the Charter Amendment Proposal. Please help us by casting your vote today. Failure to secure sufficient votes for the Charter Amendment Proposal will result in additional costly solicitation efforts and could delay the important business of the fund.

Enclosed you will find another copy of your proxy ballot(s). If you have not yet cast your vote on Proposal 2—the Charter Amendment Proposal, please do so today.

I also want to inform you that before the meeting adjourned on May 11, the fund’s shareholders re-elected Alden Olson and myself as Directors of the fund.

If you need another copy of the proxy statement or have any proxy-related questions, please call 1-877-297-1739 for assistance. I thank you in advance for your help with this urgent matter.

Sincerely,

George R. Aylward

Chairman of the Board and President of The Zweig Total Return Fund, Inc.

The Zweig Total Return Fund, Inc. — 900 Third Avenue — New York, NY 10022

YOUR ASSISTANCE IS GREATLY NEEDED

May 11, 2010

Dear Valued Shareholder:

The May 11th annual meeting of shareholders of The Zweig Total Return Fund, Inc. has been adjourned to provide shareholders who have not yet cast their proxy vote for Proposal 2 (the “Charter Amendment Proposal”) with additional time to do so. It is critical to the business of your fund that we receive your proxy voting instructions before the adjourned meeting resumes on June 2, 2010 at 10:00 A.M. at the offices of Willkie Farr & Gallagher LLP, located at 787 Seventh Avenue (between 51st and 52nd Streets), 34th Floor, New York, New York 10019.

The Board of Directors has unanimously recommended a “FOR” vote on the Charter Amendment Proposal. Please help us by casting your vote today. Failure to secure sufficient votes for the Charter Amendment Proposal will result in additional costly solicitation efforts and could delay the important business of the fund.

Enclosed you will find another copy of your proxy ballot(s). If you have not yet cast your vote on Proposal 2—the Charter Amendment Proposal, please do so today.

I also want to inform you that before the meeting adjourned on May 11, the fund’s shareholders re-elected Alden Olson and myself as Directors of the fund.

If you need another copy of the proxy statement, have any proxy-related questions, or if you would like to vote your proxy by phone, please call 1-877-297-1739 for assistance. I thank you in advance for your help with this urgent matter.

Sincerely,

George R. Aylward

Chairman of the Board and President of The Zweig Total Return Fund, Inc.

The Zweig Total Return Fund, Inc. — 900 Third Avenue — New York, NY 10022